RENO OFFICE
           100 WEST LIBERTY STREET, TWELFTH FLOOR, RENO, NEVADA 89504
                     TEL (775) 786-5000 FAX (775) 786-1177


                                  JONES VARGAS
                                ATTORNEYS AT LAW
                           3773 HOWARD HUGHES PARKWAY
                               THIRD FLOOR SOUTH
                            LAS VEGAS, NEVADA 89109
                     TEL (702) 862-3300 FAX (702) 734-2722
                              WWW.JONESVARGAS.COM


                                 E-Mail Address
                               chn@jonesvargas.com
                                 BRIAN J. MATTER
                               EXECUTIVE DIRECTOR

                                  May 4, 2005

                                                                    Exhibit 5.1

Westside Energy Corporation
2100 West Loop South
Suite 900
Houston, Texas  77027

         Re: Westside Energy Corporation --Registration Statement on Form S-8 in respect of 500,000 Shares of Common Stock, par value $0.01 per Share

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Westside Energy Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offering of up to 500,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, which are to be issued pursuant to the Westside Energy Corporation 2005 Director Stock Plan as adopted by the Board of Directors of the Company on March 30, 2005 (the "Plan").

         In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the adoption of the Plan and the authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

         Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with and for the consideration specified in the Plan pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to any reference to our firm which may be contained in the Prospectus included therein.

                                                              Very truly yours,

                                                              JONES VARGAS